Exhibit 10-14-iv

                       PROPERTY CATASTROPHE EXCESS OF LOSS
                         REINSURANCE PROGRAM N0. 26-000
              REINSURANCE CONTRACT NOS. 36881/36882/36883/36884-000

                   (hereinafter referred to as the "Contract")

                                     between

                         PENN-AMERICA INSURANCE COMPANY
                           PENN-STAR INSURANCE COMPANY
                              Hatboro, Pennsylvania

        And any additional company established or acquired by the Company

             (hereinafter collectively referred to as the "Company")

                                       and

                   THE SUBSCRIBING REINSURER(S) EXECUTING THE
                     INTERESTS AND LIABILITIES AGREEMENT(S)
                                 ATTACHED HERETO

                  (hereinafter referred to as the "Reinsurer")


                                    ARTICLE I

BUSINESS COVERED

                  The Reinsurer shall indemnify the Company as provided herein for the amounts specified in Exhibit A, attached to and made part of this Contract, in respect of the net excess liability which may accrue to the Company as a result of any loss or losses which may occur during the term of this Contract under any and all binders, policies and contracts of insurance and reinsurance (hereinafter referred to as "Policies") heretofore or hereafter issued by or on behalf of the Company and classified by the Company as Property Business, including but not limited to:

                           Fire and Allied Lines

                           Inland Marine

                           Commercial Multiple Peril (Property Coverages)




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                           Business Owner's Policies (BOPs) (Property Coverages)

                           Automobile Physical Damage (excluding Collision but
                            including Garage Keepers and Garage Physical Damage)


                                   ARTICLE II

ORIGINAL CONDITIONS

                  The liability of the Reinsurer shall follow that of the Company in every case and be subject in all respects to all the general and specific stipulations, clauses, waivers and modifications of the Company's policies and any endorsements thereon. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

                  Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.


                                   ARTICLE III

EXCLUSIONS

                  The following shall be excluded from the scope of this
Contract:

                  A.       Assumed Treaty Reinsurance other than:

                           (1)      Reinsurance from affiliates,

                           (2) Local agency reinsurance on a share basis accepted in the normal course of business,

                           (3)      Reinsurance assumed from State and County
                                    Mutuals;

                  B. Pools, Associations and Syndicates pursuant to the "Pools, Associations and Syndicates Exclusion Clause", attached hereto;

                  C. Insolvency Funds pursuant to the "Insolvency Fund Exclusion Clause", attached hereto;



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                  D.       War Risks pursuant to the "War Exclusion Clause",
                           attached hereto;

                  E. Nuclear Incident pursuant to the "Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - U.S.A.", attached hereto;

                  F. Losses arising out of Extra Contractual Obligations and/or Excess of Original Policy Limits Judgments, which judgment(s) have been finally adjudicated.

                           The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of this Contract and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

                           The term "Excess of Original Policy Limits" is defined as those liabilities which arise in connection with any judgment in excess of the limit of the original Policy, such loss in excess of the limit having been incurred because of failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

                  G. Losses in respect of overhead transmission and distribution lines and their supporting structures, other than those on or within 300 meters (or 1,000 feet) of the insured premises. It is understood and agreed that public utilities extension and/or suppliers extension and/or contingent business interruption coverages are not subject to this exclusion, provided that these are not part of a transmitters' or distributors' Policy;

                  H. Pollution to the extent that it is excluded under the Company's original Policies;

                  I.       Rolling stock;

                  J.       Satellite business;

                  K.       Insurance on growing  crops;



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                  L.       Difference In Conditions Insurance, however styled;

                  M.       Boiler and Machinery.


                                   ARTICLE IV

TERM AND CANCELLATION

                  The term of this Contract shall be from 12:01 A.M., January 1, 2000 to 12:01 A.M., January 1, 2002 at the location of the Loss Occurrence.

                  The Company shall have the option to cancel and rewrite this Contract at terms to be agreed as of 12:01 A.M., Eastern Time, January 1, 2001.

                  In addition, in the event of a loss to the program during the first Annual Period, the Reinsurer has the option to cancel and rewrite this Contract at terms to be agreed as of 12:01 A.M., Eastern Time, January 1, 2001.

                  If the liability of the Reinsurer under this Contract terminates while a Loss Occurrence giving rise to a claim hereunder is in progress, then the Reinsurer shall be liable as if the whole Loss Occurrence had occurred during the term of this Contract, provided that no part of that Loss Occurrence is claimed against any renewal or replacement of this Contract.


                                    ARTICLE V

TERRITORY

                  The territorial limits of this Contract will follow those of the Company's Policies.


                                   ARTICLE VI

DEFINITION OF ANNUAL PERIOD

                  "Annual Period" shall mean the two separate twelve month periods, 12:01 A.M., January 1, 2000 through 12:01 A.M., January 1, 2001 and 12:01 A.M., January 1, 2001 through 12:01 A.M., January 1, 2002.



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                                   ARTICLE VII

AMOUNT OF COVERAGE AND RETENTION

                  First and Second Excesses

                  For each Loss Occurrence, the Reinsurer shall be liable for each excess layer for the amount of Ultimate Net Loss in excess of the "Company Retention" for such excess layer stated in Item 1 of Exhibit A.

                  The limit of liability of the Reinsurer under each excess layer in respect of any one Loss Occurrence shall not exceed ninety-seven and one-half percent (97.50%) of the "Each Loss Occurrence Limit" as stated in Item 2 of Exhibit A for such excess layer.

                  The limit of liability of the Reinsurer under each excess layer in respect of all Loss Occurrences during each Annual Period of this Contract shall not exceed ninety-seven and one-half percent (97.50%) of the "Limit for all Loss Occurrences" as stated in Item 3 of Exhibit A for such excess layer.

                  The coverage hereunder is subject to at least two risks being involved in the same Loss Occurrence.

                  The Company shall be the sole judge of what constitutes each risk.

                  "Company Retention" shall be satisfied if this amount is retained by the Company or any affiliated company under common management or common ownership.

                  Third and Fourth Excesses

                  For each Loss Occurrence, the Reinsurer shall be liable for each excess layer for the amount of Ultimate Net Loss in excess of the "Company Retention" for such excess layer stated in Item 1 of Exhibit A.

                  The limit of liability of the Reinsurer under each excess layer in respect of any one Loss Occurrence shall not exceed one hundred percent (100.00%) of the "Each Loss Occurrence Limit" as stated in Item 2 of Exhibit A for such excess layer.

                  The limit of liability of the Reinsurer under each excess layer in respect of all Loss Occurrences during each Annual Period of this Contract shall not exceed one hundred percent (100.00%) of the "Limit for all Loss Occurrences" as stated in
                  Item 3 of Exhibit A for such excess layer.



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                  The coverage hereunder is subject to at least two risks being involved in the same Loss Occurrence.

                  The Company shall be the sole judge of what constitutes each risk.

                  "Company Retention" shall be satisfied if this amount is retained by the Company or any affiliated company under common management or common ownership.


                                  ARTICLE VIII

ULTIMATE NET LOSS

                  The term "Ultimate Net Loss" shall mean the amount that the Company pays, or becomes liable to pay, such loss to include all expenses incurred by the Company in connection with the settlement of losses or resistance to or negotiations concerning a loss (including expenses for claim specific Declaratory Judgment Actions whether or not successful) and including salaries and expenses of employees of the Company while diverted from their normal duties to the service of field adjustment, but shall not include office expenses of the Company.

                  All salvages and recoveries and payments (net of the cost of obtaining any salvage, recovery or payment), whether recovered or received prior or subsequent to loss settlement under this Contract, including amounts recoverable under all reinsurances whether collected or not, shall be applied as if recovered or received prior to the aforesaid settlement and shall be deducted from the actual loss incurred to arrive at the amount of Ultimate Net Loss.

                  Nothing in this Article shall be construed to mean losses are not recoverable under this Contract until the Ultimate Net Loss to the Company has been ascertained.


                                   ARTICLE IX

NET RETAINED LINES

                  This Contract applies to only that portion of any Policy which the Company retains net for its own account and, in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any Policy which the Company retains net for its own account shall be included.




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                  The amount of the Reinsurer's liability hereunder in respect of any loss shall not be increased by reason of the inability of the Company to collect from any other Reinsurer, whether specific or general, any amounts which may have become due whether such inability arises from the insolvency of such other Reinsurer or otherwise.


                                    ARTICLE X

UNDERLYING EXCESS REINSURANCE

                  (Applicable to the Second, Third and Fourth Layers only)

                  The Company has in force underlying catastrophe excess of loss reinsurance and recoveries thereunder shall be disregarded for all purposes of this Contract and shall inure to the sole benefit of the Company.


                                   ARTICLE XI

DEFINITION OF LOSS OCCURRENCE

                  The term "Loss Occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss, or series of disasters, accidents or losses arising out of one event, which occurs anywhere in the world but limited in the United States of America and the Dominion of Canada to within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. The duration and extent of any one "Loss Occurrence" shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event. The term "Loss Occurrence" shall be further defined as follows:

                           A. As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.



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                           B.       As regards riot, riot attending a strike,
                                    civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an insured's premises by strikers, provided such occupation commenced during the aforesaid period.

                           C. As regards earthquake (the epicentre of which need not necessarily be within the territorial confines referred to in the opening paragraph of this Article) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company's "Loss Occurrence".

                           D. As regards "Freeze", only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company's "Loss Occurrence".

                  For all "Loss Occurrences", except as referred to under sub-paragraph B above, the Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident, or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event, except for those "Loss Occurrences" referred to in sub-paragraph A above, where only one such period of seventy-two (72) consecutive hours shall apply with respect to one event, regardless of the duration of the event.

                  As respect those "Loss Occurrences" referred to in sub-paragraph B above, if the disaster, accident or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident, or loss into two or more "Loss Occurrences", provided no two periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.



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                  No individual losses occasioned by an event that would be
                  covered by 72 hours clauses may be included in any "Loss Occurrence" claimed under the 168 hours provision.


                                   ARTICLE XII

NOTICE OF LOSS AND LOSS SETTLEMENT

                  The Company shall adjust, settle, or compromise all claims and losses hereunder.

                  All loss settlements by the Company, including ex-gratia payments, which comply with the terms hereof shall be unconditionally binding upon the Reinsurer.

                  The Company shall advise the Reinsurer promptly of all claims and any subsequent developments pertaining thereto, which may, in the Company's opinion, develop into losses involving reinsurance hereunder. Inadvertent omission or oversight in dispatching such advices shall in no way affect the liability of the Reinsurer under this Contract, provided the Company informs the Reinsurer of such omission or oversight promptly upon its discovery.

                  The Reinsurer shall tender all loss payments as soon as practicable, but in no case longer than forty-five (45) days, after receipt of a satisfactory proof of loss.


                                  ARTICLE XIII

PREMIUM

                  The premium to be paid to the Reinsurer for each layer of Property Catastrophe Excess of Loss Reinsurance provided by this Contract shall be calculated by applying the corresponding premium rate stated in Item 6 of Exhibit A to the Gross Net Written Premium Income accounted for by the Company during each Annual Period of this Contract on all business the subject matter of this Contract.

                  "Gross Net Written Premium Income" is defined as gross written premiums less return premiums and less premiums paid for reinsurances, recoveries under which inure to the benefit of this Contract.



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                  For each layer of Property Catastrophe Excess of Loss
                  Reinsurance provided by this Contract for the first Annual Period, the Company shall pay to the Reinsurer the corresponding annual deposit premium stated in Item 4 of Exhibit A in quarterly installments of the amount stated in
                  Item 5 of Exhibit A, due January 1, 2000, April 1, 2000, July 1, 2000 and October 1, 2000.

                  For the second Annual Period, the annual deposit premium shall be calculated at one hundred percent (100%) of the estimated reinsurance premium and shall be payable in quarterly installments of twenty-five percent (25%) of the annual deposit premium, due at January 1, 2001, April 1, 2001, July 1, 2001 and October 1, 2001.

                  Within ninety (90) days following the expiration of each Annual Period of this Contract, the Company shall render to the Reinsurer a statement of premium due for each excess layer calculated in accordance with the first paragraph of this Article. An adjustment of premium shall thereupon be made in accordance with the statement submitted by the Company, subject to the corresponding annual minimum premium stated in
                  Item 7 of Exhibit A being due the Reinsurer for the first Annual Period. For the second Annual Period, the annual minimum premium shall be calculated at eighty percent (80%) of the annual deposit premium.


                                   ARTICLE XIV

REINSTATEMENT

                  Each claim under each layer of Property Catastrophe Excess Reinsurance provided by this Contract reduces the amount of indemnity for each Annual Period under such excess layer from the time of occurrence of the loss by the amount of the claim paid, but such amount is hereby reinstated on a pro rated basis from the time of occurrence of the loss in consideration of payment by the Company of an additional premium calculated by applying to the final adjusted premium for each Annual Period under such excess layer the percentage of the Reinsurer limit stated in Item 2 of Exhibit A which is reinstated. Such additional premium shall be paid by the Company when any loss payments are made by the Reinsurer. Nevertheless, the Reinsurer's liability under each excess layer shall never exceed ninety-seven and one half percent (97.50%) for the First and Second Excesses and one-hundred percent (100.00%) for the Third and Fourth Excesses of the limit stated in Item 2 of Exhibit A in respect of any one Loss Occurrence and ninety-seven and one half percent (97.50%) for the First and Second Excesses and one-hundred percent (100.00%) for the Third and Fourth Excesses of the limit stated in Item 3 of Exhibit A in respect of all Loss Occurrences during each Annual Period of this Contract.



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                  In the event a reinstatement premium becomes due hereunder before such time as the actual premium has been calculated (as provided for in Article XIII - Premium), the Company shall pay to the Reinsurer a provisional reinstatement premium based on the deposit premium hereunder. The provisional reinstatement premium shall be adjusted as soon as the actual premium has been established.


                                   ARTICLE XV

CURRENCY

                  Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

                  Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.


                                   ARTICLE XVI

UNAUTHORIZED REINSURANCE

                  (Applies only to a Reinsurer who does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company's reserves.)

                  As regards policies or bonds issued by the Company coming within the scope of this Contract, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for losses covered hereunder which it shall be required by law to set up, it will forward to the Reinsurer a statement showing the proportion of such reserves which is applicable to the Reinsurer. The Reinsurer hereby agrees to fund such reserves in respect of known outstanding losses that have been reported to the Reinsurer and allocated loss adjustment expense relating thereto, losses and allocated loss adjustment expense paid by the Company but not recovered from the Reinsurer, plus reserves for losses incurred but not reported, as shown in the statement prepared by the Company (hereinafter referred to as "Reinsurer's Obligations") by funds withheld, cash advances or a Letter of Credit. The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves.



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                  When funding by a Letter of Credit, the Reinsurer agrees to apply for and secure for timely delivery to the Company (in accordance with the Company's reporting requirements) a clean, irrevocable and unconditional Letter of Credit issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurer's proportion of said reserves. Such Letter of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless thirty (30) days (sixty (60) days where required by insurance regulatory authorities) prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period.

                  The Reinsurer and Company agree that the Letters of Credit provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes, unless otherwise provided for in a separate Trust
                  Agreement:

                  A. to reimburse the Company for the Reinsurer's Obligations, the payment of which is due under the terms of this Contract and which has not been otherwise paid;

                  B. to make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's Obligations under this Contract;

                  C. to fund an account with the Company for the Reinsurer's Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer;

                  D. to pay the Reinsurer's share of any other amounts the Company claims are due under this Contract.

                  In the event the amount drawn by the Company on any Letter of Credit is in excess of the actual amount required for A. or C., or in the case of D., the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.



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                  The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

                  At annual intervals, or more frequently as agreed but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer's Obligations, for the sole purpose of amending the Letter of Credit, in the following manner.

                  A. If the statement shows that the Reinsurer's Obligations exceed the balance of credit as of the statement date, the Reinsurer shall, within thirty
                           (30) days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letter of Credit increasing the amount of credit by the amount of such difference.

                  B. If, however, the statement shows that the Reinsurer's Obligations are less than the balance of credit as of the statement date, the Company shall, within thirty
                           (30) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.


                                  ARTICLE XVII

ACCESS TO RECORDS

                  The Company shall place at the disposal of the Reinsurer and the Reinsurer shall have the right to inspect through its authorized representative, at all reasonable times during the term of this Contract and thereafter, the books, records and papers of the Company pertaining to the reinsurance provided hereunder and all claims made in connection therewith.


                                  ARTICLE XVIII

OFFSET

                  The Company and the Reinsurer, each at its option, may offset any balance or balances, whether on account of premiums, claims and losses, loss expenses or salvages due from one party to the other under this Contract; provided, however, that in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with applicable statutes and regulations.



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                                   ARTICLE XIX

ERRORS AND OMISSIONS

                  Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to either party if such delay, omission or error had not been made, provided such delay, omission or error is rectified as soon as practicable after discovery.


                                   ARTICLE XX

BINDING ARBITRATION

                  If any dispute shall arise between the parties to this Contract, either before or after its termination, with reference to the interpretation of this Contract, including the formation or validity thereof, or the rights of either party with respect to any transactions under this Contract, the dispute shall be referred to three (3) arbitrators. One arbitrator is to be chosen by each party and the third by the two so chosen. If either party refuses or neglects to appoint an arbitrator within thirty (30) days after the receipt of written notice from the other party requesting it to do so, the requesting party may nominate two (2) arbitrators who shall choose the third.

                  In the event the arbitrators do not agree on the selection of the third arbitrator within thirty (30) days, each arbitrator shall name three (3), of whom the other arbitrator shall decline two (2) and the decision shall be made by drawing lots. All arbitrators shall be executive or retired officers of insurance or reinsurance companies or underwriters at Lloyd's of London, not under the control of either party to this Contract.

                  If more than one Reinsurer is involved in the same dispute, all such Reinsurers shall constitute and act as one party for the purposes of this Article, provided, however, that nothing herein shall impair the rights of such Reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Reinsurer under the terms of this Contract from several to joint.

                  Each party shall submit its case to the arbitrators within thirty (30) days of the appointment of the arbitrators. The arbitrators shall consider this Contract an honorable engagement rather than merely a legal obligation; they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of a majority of the arbitrators shall be final and binding on both the Company and the Reinsurer. Judgment may be entered upon the award of the arbitrators in any court having jurisdiction.




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                  Each party shall bear the fee and expenses of its own
                  arbitrator, one half of the fees and the expenses of the third arbitrator and one half of the other expenses of the arbitration. In the event both arbitrators are chosen by one party, the fees of the arbitrators shall be equally divided between parties.

                  Any such arbitration shall take place in Hatboro, Pennsylvania, unless some other location is mutually agreed upon by the parties.


                                   ARTICLE XXI

INSOLVENCY

                  The reinsurance under this Contract shall be payable by the Reinsurer on the basis of the liability of one or more of the Companies under the Policy or Policies reinsured without diminution because of the insolvency of one or more of the Companies reinsured or because the liquidator, receiver, conservator or statutory successor of the Company(ies) has failed to pay all or a portion of any claim.

                  In the event of the insolvency of one or more of the Companies reinsured, the liquidator, receiver, conservator or statutory successor of the Company(ies) shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company(ies) on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company
                  (ies) or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company(ies) as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company(ies) solely as a result of the defense undertaken by the Reinsurer.

                  Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company(ies).

                  In the event of the insolvency of one or more of the Companies reinsured, the reinsurance under this Contract shall be payable by the Reinsurer directly to the Company(ies) or to the liquidator, receiver, conservator or statutory successor, except as provided by Subsection (A) of Section 4118 of the Insurance Law of New York or except where (I) the Contract specifies another payee of such reinsurance in the event of the insolvency of the Company(ies) and (II) the Reinsurer with the consent of the direct insureds and, with the prior approval of the Superintendent of Insurance of New York to the certificate of assumption issued to New York direct insureds, has assumed such Policy obligations of the Company(ies) as its direct obligations to the payees under such Policies, in substitution for the obligations of the Company(ies) to such payees.


                                  ARTICLE XXII

SERVICE OF SUIT

                  (This Article only applies to reinsurers domiciled outside of the United States and/or unauthorized in any state, territory, or district of the United States having jurisdiction over the Company).

                  It is agreed that in the event of the failure of the Reinsurer hereon to pay any amount claimed to be due hereunder, the Reinsurer hereon, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this clause constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. It is further agreed that service of process in such suit may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019, and that in any suit instituted against the Reinsurer upon this Contract, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

                  The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company, that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

                  Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract of reinsurance, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.


                                  ARTICLE XXIII

TAXES

                  In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.


                                  ARTICLE XXIV

FEDERAL EXCISE TAX

                  (Applicable to those Reinsurers, excepting underwriters at Lloyd's London and other Reinsurers exempt from Federal Excise Tax, who are domiciled outside the United States of America.)

                  The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

                  In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

                                   ARTICLE XXV

GOVERNING LAW

                  This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Pennsylvania, exclusive of the rules with respect to conflicts of law, except as to rules with respect to credit for reinsurance in which case the applicable rules of all states shall apply.


                                  ARTICLE XXVI

CONFIDENTIALITY

                  The Reinsurer, except with the express prior written consent of the Company, shall not directly or indirectly, communicate, disclose or divulge to any third party, any knowledge or information that may be acquired either directly or indirectly as a result of the inspection of the Company's books, records and papers. The restrictions as outlined in this Article shall not apply to communication or disclosures that the Reinsurer is required to make to its statutory auditors, retrocessionaires, legal counsel, arbitrators involved in any arbitration procedures under this Contract or disclosures required upon subpoena or other duly-issued order of a court or other governmental agency or regulatory authority so long as the Reinsurer shall have given the Company sufficient advance written notice (to the President of the Company) of required disclosures pursuant to a subpoena or other duly issued order of a court or other governmental agency or regulatory authority.


                                  ARTICLE XXVII

SEVERABILITY

                  If any provision of this Contract should be invalid under applicable laws, the latter shall control but only to the extent of the conflict without affecting the remaining provisions of this Contract.

                                 ARTICLE XXVIII

INTERMEDIARY

                  Willis Re Inc., 11 Penn Center, Suite 2700, 1835 Market Street, Philadelphia, Pennsylvania 19103 is hereby recognized as the intermediary negotiating this Contract and through whom all communications relating thereto shall be transmitted to the Company or the Reinsurer. However, all communications concerning accounts, claim information, funds and inquiries related thereto shall be transmitted to the Company or the Reinsurer through Willis Re Inc., 940 Golf House Road West, P.O. Box 2500, Stoney Creek, North Carolina, 27377-2500. Payments by the Company to Willis Re Inc. shall be deemed to constitute payment to the Reinsurer and payments by the Reinsurer to Willis Re Inc. shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.









MKB/JAF - 2/9/00